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                        REGISTRATION RIGHTS AGREEMENT


                           DATED AS OF JUNE 5, 1998
                                 BY AND AMONG

                            FOREST OIL CORPORATION

                                     AND

                        BANK OF AMERICA NATIONAL TRUST
                           AND SAVINGS ASSOCIATION













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

          This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of June 5, 1998 by and among Forest Oil Corporation, a New York corporation (the"COMPANY"), and Bank of America National Trust and Savings Association (the "BOA"), who has agreed to purchase shares of the Company's Common Stock, Par Value $.10 per share (the "SHARES"), pursuant to the Exchange Agreement (as defined below).

          This Agreement is made pursuant to the Exchange Agreement, dated June 5, 1998 (the "EXCHANGE AGREEMENT"), by and among the Company and BOA. In order to induce BOA to purchase the Shares, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of BOA set forth in Section 5.2(e) of the Exchange Agreement.

          The parties hereby agree as follows:

SECTION 1.          DEFINITIONS

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          ACT:  The Securities Act of 1933, as amended.

          AFFILIATE:  As defined in Rule 144 of the Act.

          BUSINESS DAY: Any day on which the New York Stock Exchange is open for trading and which is not a legal United States holiday.

          CERTIFICATED SECURITIES:  Definitive certificates of Shares.

          COMMON STOCK:  Common Stock, Par Value $.10 per share, of the Company.

          COMMISSION:  The Securities and Exchange Commission.

          EFFECTIVENESS DEADLINE:  As defined in Section 3(a) hereof.

          EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

          HOLDERS:  As defined in Section 2 hereof.

          PERSON: Any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

          PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, all material incorporated by reference into such Prospectus and any information previously omitted in reliance upon Rule 430A of the Act.

          RECOMMENCEMENT DATE:  As defined in Section 4(b) hereof.

          RULE 144:  Rule 144 promulgated under the Act.

          SHARES: Up to 300,000 shares of Common Stock of the Company being issued pursuant to the Exchange Agreement.

          SHELF REGISTRATION STATEMENT:  As defined in Section 3 hereof.

          SUSPENSION NOTICE:  As defined in Section 4(b) hereof.

SECTION 2.          HOLDERS

          A Person is deemed to be a holder of a Share (each, a "HOLDER") whenever such Person owns a Share.

SECTION 3.          SHELF REGISTRATION

          (a) SHELF REGISTRATION. As soon as practicable after the date hereof, the Company shall file with the Commission a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT") relating to all Shares, and shall use its best efforts to cause such Shelf Registration Statement to become effective as soon as practicable.

     The Company shall use its reasonable best efforts to keep the Shelf Registration Statement required by this Section 3(a) continuously effective, supplemented and amended as required by and subject to the provisions of Section 4(a) hereof to the extent necessary to ensure that it is available for sales of the Shares by the Holders thereof entitled to the benefit of this Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of two years (as extended pursuant to Section 4(b)) following the Closing Date or such shorter period (i) as may be set forth in Rule 144(k) of the Act or any amendment thereto, or (ii) when all Shares covered by such Shelf Registration Statement have been sold pursuant thereto.

          (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of any Share may include any of its Shares in the Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company in writing, as soon as practicable after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 4.          SHELF REGISTRATION PROCEDURES

          (a) PROCEDURES. In connection with the Shelf Registration Statement, the Company shall:

          (i) use its reasonable best efforts to effect such registration to permit the sale of the Shares being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 3(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Shares in accordance with the intended method or methods of distribution thereof (including, without limitation, one or more underwritten offerings) within the time periods and otherwise in accordance with the provisions hereof. The Company shall not be permitted to include in the Shelf Registration Statement any securities other than the Shares;

          (ii) use its reasonable best efforts to keep such Shelf Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 of this Agreement. Upon the occurrence of any event that would cause any such Shelf Registration Statement or the Prospectus contained therein (i) to contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or (ii) not to be effective and usable for resale of the Shares during the period required by this Agreement, the Company shall file promptly (A) an appropriate amendment to such Shelf Registration Statement curing such defect, and, if Commission review is required, use its best efforts to cause such amendment to be declared effective as soon as practicable, (B) a supplement pursuant to Rule 424 under the Act curing such defect or (C) an Exchange Act report incorporated by reference curing such defect;

          (iii) prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period set forth in Section 3 hereof, cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all Shares covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

          (iv) advise the Holders promptly and, if requested by the Holders, confirm such advice in writing, (A) when the Shelf Registration Statement or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Shares under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

          (v) subject to Section 4(a)(ii), if any fact or event contemplated by Section 4(a)(iv)(D) above shall exist or have occurred, prepare a post-effective amendment or supplement to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (vi) upon the request of counsel for the Holders, furnish to such counsel before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Shelf Registration Statement);

          (vii) upon the request of any Holder, provide copies of any document filed with the Commission that is incorporated by reference into the Shelf Registration Statement or Prospectus to such Holder;

          (viii) deliver to each Holder, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each Holder in connection with the offering and the sale of the Shares covered by the Prospectus or any amendment or supplement thereto;

          (ix) in connection with any sale of Shares by BOA, cooperate with the Holders to facilitate the timely preparation and delivery of certificates (including global certificates registered in the name of Cede & Co. as nominee for The Depository Trust Company) representing Shares to be sold and not bearing any restrictive legends; and, in the case of certificated Shares, to register such Shares in such denominations and such names as the Holders may request at least two Business Days prior to such sale of Shares;

          (x) list all shares of Common Stock covered by the Shelf Registration Statement on any securities exchange on which the Common Stock is then listed; and

          (xi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to the Shelf Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Shelf Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act).

          (b) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Share that, upon receipt of (i) the notice referred to in Section 4(a)(iv)(C),
(ii) any notice from the Company of the existence of any fact of the kind described in Section 4(a)(iv)(D) hereof or (iii) any notice from the Company that (a) sales under any Registration Statement contemplated by this Agreement would require the disclosure of material information which the Company has a bona fide business purpose for preserving as confidential, or (b) such disclosure would impede the Company's ability to consummate a material transaction (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Shares pursuant to the applicable Registration Statement until (A) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(a)(v) hereof, or (B) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"), provided, that any suspension pursuant to clause (iii) above shall not exceed 60 days in any twelve-month period. Each Holder receiving a Suspension Notice hereby agrees that it will either (x) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (y) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Shares that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of the Shelf Registration Statement set forth in Section 3 hereof shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

SECTION 5.          REGISTRATION EXPENSES

          All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Shelf Registration Statement required by this Agreement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities laws; (iii) all expenses of printing (including printing certificates for the Common Stock to be issued upon conversion of the Shares and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing the Common Stock on a national securities exchange pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

          The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

SECTION 6.          INDEMNIFICATION

          (a) The Company agrees to indemnify and hold harmless each Holder, its directors, its officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act and Section 20 of the Exchange
Act), from and against any and all losses, claims, damages, liabilities, judgments, (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of registered Shares or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders.

          (b) BOA agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, to the same extent as the foregoing indemnity from the Company set forth in section (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in the Shelf Registration Statement. In no event shall any Holder, its directors, its officers or any Person, if any, who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Shares pursuant to the Shelf Registration Statement exceeds (i) the amount paid by such Holder for such Shares and (ii) the amount of any damages that such Holder, its directors, its officers or any Person, if any, who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b) (the "INDEMNIFIED PARTY"), the indemnified party shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 6(a) and 6(b), a Holder shall not be required to assume the defense of such action pursuant to this Section 6(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying
party shall have failed to comply with such reimbursement request.   No
indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d)  To the extent that the indemnification provided for in this
Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Shares or
(ii) if the allocation provided by clause 6(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 6(d)(i) above but also the relative fault of the Company, on the one hand, and of the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of
Section 5(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 6, no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Shares pursuant to the Shelf Registration Statement exceeds (i) the amount paid by such Holder for such Shares and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 6(d) are several in proportion to the respective liquidation preference of Shares held by each of the Holders hereunder and not joint.


SECTION 7.          RULE 144A AND RULE 144


          The Company agrees with each Holder, for so long as any Shares remain outstanding and during any period in which the Company (i) is not subject to
Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder of Shares, to any Holder or beneficial owner of Shares in connection with any sale thereof and any prospective purchaser of Shares designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Shares pursuant to Rule 144A, and
(ii) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Shares pursuant to Rule 144 (if available).


SECTION 8.          MISCELLANEOUS

          (a) REMEDIES. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 3 hereof may result in material irreparable injury to the BOA or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the BOA or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 3 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) NO INCONSISTENT AGREEMENTS. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

          (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of Shares representing a majority of the outstanding liquidation preference of Shares (excluding Shares held by the Company or its Affiliates).

          (d) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and BOA, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights hereunder.

          (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, to the address set forth on the records of either the Registrar with respect to the Shares or The Depository Trust Company, as the case may be;

               (ii) if to the Company: Forest Oil Corporation, 1600 Broadway, Denver, Colorado 80202, Attention: Daniel L. McNamara;

               (iii) if to BOA, to: Bank of America National Trust and Savings Association, Investment Administration #15027, 315 Montgomery Street, 13th Floor, San Francisco, California 94104, Attention:
               Mr. Graham Goldberg, Telephone:  (415) 953-7808, Facsimile:
               (415) 622-3637 with a copy to Bank of America National Trust and Savings Association, Special Assets Group #4346, 333 South Beaudry Avenue, 9th Floor, Los Angeles, California 90017,
               Attention:  Mr. William Creelman, Telephone:  (213) 345-9747,
               Facsimile:  (213) 345-9644.

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Shares; PROVIDED, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Shares in violation of the terms hereof. If any transferee of any Holder shall acquire Shares in any manner, whether by operation of law or otherwise, such Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Shares such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and such Person shall be entitled to receive the benefits hereof.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

          (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Shares.
This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             FOREST OIL CORPORATION


                                             By:  /s/ DANIEL G. BLANCHARD
                                                --------------------------------
                                             Name:  Daniel G. Blanchard
                                             Title: Treasurer & Director-
                                                    Corporate Development


                                             BANK OF AMERICA NATIONAL TRUST
                                             AND SAVINGS ASSOCIATION


                                             By:    /s/ W.K. CREELMAN
                                                --------------------------------
                                             Name:  W.K. Creelman
                                             Title:  Vice President